EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Community First, Inc. Employee Stock Purchase Plan of our reports dated March 14, 2008, on the consolidated financial statements of Community First, Inc., and the effectiveness of internal control over financial reporting, which reports are included in the Form 10-K for Community First, Inc. for the year ended December 31, 2007.

/s/ Crowe Chizek and Company LLC

Crowe Chizek and Company LLC

Brentwood, Tennessee
April 29, 2008